Exhibit (b)(2)

AMENDED AND RESTATED

BY-LAWS

of

LOOMIS SAYLES CREDIT INCOME OPPORTUNITIES FUND

A Delaware Statutory Trust Effective as of October 30, 2025

Introduction

A. Agreement and Declaration of Trust. These Amended and Restated By-Laws shall be subject to the Second Amended and Restated Agreement and Declaration of Trust, as amended or supplemented from time to time (the “Declaration of Trust”), of Loomis Sayles Credit Income Opportunities Fund, a Delaware statutory trust (the “Trust”). In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall control.

B. Definitions. Capitalized terms used herein and not herein defined are used as defined in the Declaration of Trust.

ARTICLE I

Offices

Section 1. Principal Offices. The Trustees shall fix and, from time to time, may change the location of the principal executive office of the Trust at any place within or outside the State of Delaware.

Section 2. Delaware Office and Registered Agent. The Trustees shall establish a registered office in the State of Delaware and shall appoint a registered agent for service of process in the State of Delaware.

Section 3. Other Offices. The Board of Trustees (the “Board”) may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.

ARTICLE II

Meetings Of Shareholders

Section 1. Meetings. No annual meetings of the Shareholders (or any Class or Series) are required to be held. Special meetings of the Shareholders (or any Class or Series) may be called at any time by the president, and shall be called by the president or the secretary at the request, in writing or by resolution, of a majority of the Trustees, or at the written request of the holder or holders of a majority of the total number of the then issued and outstanding Shares of the Trust entitled to vote at such meeting. Any such request shall state the purposes of the proposed meeting.

Section 2. Place of Meetings.

(a) Meetings of Shareholders shall be held at any place within or outside the State of Delaware designated by the Board. In lieu of holding a Shareholders’ meeting at a designated place, the Board, in its sole discretion, may determine that any Shareholders’ meeting may be held solely by means of conference telephone or other communications equipment as contemplated by Section 3806(f) of the Delaware Actor both at a physical location and by means of conference telephone or other communications equipment. If any person is required to be present in person at a Shareholders’ meeting held at a physical location to act in any capacity other than as a shareholder or proxyholder (including chairman of the meeting, officer of the Trust or inspector of election), such person may elect to attend and participate in the Shareholders’ meeting by means of conference telephone or other communications equipment; provided further, that any officer who is designated to be a proxyholder in proxy solicitation materials submitted by the Board to the Shareholders may elect to attend and participate in the Shareholders’ meeting by means of conference telephone or other communications equipment and shall be deemed to be present for purposes of quorum and voting. In the absence of any such designation by the Board, Shareholders’ meetings shall be held at the principal executive office of the Trust. For purposes of these By-Laws, the term “Shareholder” shall mean a record owner of Shares of the Trust.

(b) For the purposes of these By-Laws, if authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, Shareholders and proxyholders may, by means of conference telephone or other communications equipment and consistent with Section 3806(f) of the Delaware Act:

(i)	participate in a meeting of Shareholders; and

(ii)

be deemed present in person and vote at a meeting of Shareholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Trust will implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Shareholder or proxyholder, (B) the Trust will implement reasonable measures to provide such Shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders, including without limitation an opportunity hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any Shareholder or proxyholder votes or takes other action at the meeting by means of conference telephone or other communications equipment, the Trust or its agent will maintain a record of such vote or other action.

Section 3. Call of Meeting. Meetings of the Shareholders shall be called as provided in Section 1 of this Article II.

Section 4. Notice of Shareholders’ Meeting. All notices of meetings of Shareholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than seven (7) nor more than one hundred twenty (120) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and the means of conference telephone or other communications equipment, if any by which Shareholders and proxyholders may be deemed to be present and vote at the meeting, and (ii) the general nature of the business to be transacted. The notice of any meeting at which Trustees are to be elected also shall include the name of any nominee or nominees who at the time of the notice are intended to be presented for election. Except with respect to adjournments as provided herein, no business shall be transacted at such meeting other than that specified in the notice.

Section 5. Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of Shareholders shall be given either personally or by first-class mail, courier, or electronic transmission (as defined in the Delaware Act), or other written communication, charges prepaid, addressed to the Shareholder at the address of that Shareholder appearing on the books of the Trust or its transfer agent or given by the Shareholder to the Trust for the purpose of notice. If no such address appears on the Trust’s books or is given, notice shall be deemed to have been given if sent to that Shareholder by first-class mail, courier, or electronic transmission, or other written communication to the Trust’s principal executive office. Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail or with a courier, or sent by electronic transmission or other means of written communication.

If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the Trust is returned to the Trust marked to indicate that the notice to the Shareholder cannot be delivered at that address, all future notices or reports shall be deemed to have been duly given without further mailing, or substantial equivalent thereof, if such notices shall be available to the Shareholder on written demand of the Shareholder at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.

An affidavit of the mailing or other means of giving any notice of any Shareholders’ meeting shall be executed by the secretary, assistant secretary, transfer agent, or solicitation agent of the Trust giving the notice and shall be filed and maintained in the records of the Trust. Such affidavit shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 6. Adjourned Meeting; Notice. Any Shareholders’ meeting, whether or not a quorum is present, may be adjourned from time to time (and at any time during the course of the meeting) by a majority of the votes cast by those Shareholders present in person or by proxy, or by the chairman of the meeting. Any adjournment may be with respect to one or more proposals, but not necessarily all proposals, to be voted or acted upon at such meeting and any adjournment will not delay or otherwise affect the effectiveness and validity of a vote or other action taken at a Shareholders’ meeting prior to adjournment.

When any Shareholders’ meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of conference telephone or other communications equipment, if any, by which Shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. Notice shall be given if a new record date of the adjourned meeting is fixed or if the adjournment is for more than one hundred eighty (180) days from the record date set for the original meeting, in which case the Board shall set a new record date. If notice of any such adjourned meeting is required pursuant to the preceding sentence, it shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting, the Trust may transact any business that might have been transacted at the original meeting.

Section 7. Voting. The Shareholders entitled to vote at any meeting of Shareholders shall be determined in accordance with the provisions of the Declaration of Trust and these By-Laws, as in effect at such time. Unless the 1940 Act, the Declaration of Trust or these By-Laws otherwise provide, as to any matter required to be submitted to Shareholders, the affirmative vote by the Shareholders holding (i) a majority of the Shares of the Trust (or Class or Series thereof, as applicable), cast at a meeting, in person or by proxy, and entitled to vote thereon, constitutes the action of the Shareholders, and (ii) a plurality of the Shares of the Trust (or Class or Series thereof, as applicable), present at a meeting, in person or by proxy, and entitled to vote thereon, shall elect a Trustee.

Except as otherwise provided herein, any matter required to be submitted to Shareholders and affecting one or more Classes or Series of Shares shall require approval by the required vote of all the affected Classes and Series of Shares voting together as a single Class or Series of Shares; provided, however, that (i) as to any matter with respect to which a separate vote of any Class or Series of Shares is required by the 1940 Act or the Declaration of Trust, such requirement as to a separate vote by that Class or Series of Shares shall apply; and (ii) unless the Trustees determine that this clause (ii) shall not apply in a particular case, to the extent that a matter referred to in clause (i) above affects more than one Class or Series of Shares and the interests of each such Class or Series of Shares in the matter are identical, then the Shares of all such affected Classes or Series of Shares shall vote together as a single Class or Series of Shares. Shareholders of a particular Class or Series of Shares shall not be entitled to vote on any matter that affects only one or more other Classes or Series of Shares. There shall be no cumulative voting in the election or removal of Trustees.

The Shareholders’ vote may be by voice vote or by ballot; provided, however, that any election of Trustees must be by ballot if demanded by any Shareholder before the voting has begun. Any Shareholder may vote part of the Shares in favor of the proposal and refrain from voting the remaining Shares or vote them against the proposal, but if the Shareholder fails to specify the number of Shares which the Shareholder is voting affirmatively, it will be conclusively presumed that the Shareholder’s approving vote is with respect to the total Shares that the Shareholder is entitled to vote on such proposal.

Section 8. Quorum. Except when a larger quorum is required by applicable law, the Declaration of Trust or these By-Laws, thirty percent (30%) of the Shares outstanding and entitled to vote present in person or represented by proxy at a Shareholders’ meeting shall constitute a quorum at such meeting. When a separate vote by one or more Series or Classes is required, thirty percent (30%) of the outstanding Shares of each such Series or Class entitled to vote present in person or represented by proxy at a Shareholders’ meeting shall constitute a quorum of such Series or Class.

Section 9. Waiver of Notice By Consent of Absent Shareholders. The transactions of a meeting of Shareholders, however called and noticed and whether held at a particular place or by means of conference telephone or other communications equipment, shall be valid as though transacted at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy. Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting with respect to that person, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that such attendance is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting. Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of Trust or these By-Laws, a waiver thereof, given in writing or by electronic transmission before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

Section 10. Proxies. Every Shareholder entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by one or more agents authorized by a proxy, given in writing or by electronic transmission, signed by the Shareholder and filed with the secretary of the Trust; provided, that an alternative to the execution of a written proxy may be permitted as provided in the second paragraph of this Section 10. A proxy shall be deemed signed if the Shareholder’s name is placed on the proxy (whether by manual or electronic signature, typewriting, or electronic transmission or otherwise) by the Shareholder or the Shareholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the Shareholder executing it by a written notice delivered to the Trust prior to the exercise of the proxy or by the Shareholder’s execution of a subsequent proxy or attendance and vote in person at the meeting; or (ii) written notice of the death or incapacity of the Shareholder is received by the Trust before the proxy’s vote is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy.

A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific notice given in writing or by electronic transmission to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest with the challenger.

Section 11. Inspectors of Election. Before any meeting of Shareholders, the Board may appoint any person other than nominees for office to act as inspector of election at the meeting or its adjournment. If no inspector of election is so appointed, the chairman of the meeting may, and on the request of any Shareholder or a Shareholder’s proxy shall, appoint an inspector of election at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and on the request of any Shareholder or a Shareholder’s proxy shall, appoint a person to fill the vacancy.

The inspector shall:

(a) determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

(b) receive votes, ballots or consents;

(c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) count and tabulate all votes or consents;

(e) determine when the polls shall close;

(f) determine the result of voting or consents; and

(g) do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

Section 12. Record Date. For purposes of determining the Shareholders entitled to notice of any meeting or to vote or entitled to give consent to action without a meeting, the Board may fix in advance a record date which shall not be more than 120 days before the date of any such meeting.

If the Board does not so fix a record date:

(a) The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day before the notice is given or, if notice is waived, at the close of business on the business day which is five (5) business days before the day on which the meeting is held.

(b) The record date for determining Shareholders entitled to give consent to action in writing without a meeting, (i) when no prior action by the Board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

For the purpose of determining the Shareholders of any Series or Class who are entitled to receive payment of any dividend or of any other distribution, the Board may from time to time fix a date, which shall be before the date for the payment of such dividend or such other distribution, as the record date for determining the Shareholders of such Series or Class having the right to receive such dividend or distribution. Nothing in this Section shall be construed as precluding the Board from setting different record dates for different Series or Classes.

Section 14. Action by Written Consent of Shareholders. The Board may, but shall not be obligated or have a duty to, permit actions by Shareholders to be approved by written consent. The Board may establish such requirements, voting standards and the manner such written consents may be evidenced as the Board shall determine in its sole discretion..

ARTICLE III

Trustees

Section 1. Trustees and Vacancies. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility, so far as such powers are not inconsistent with the laws of the State of Delaware, the Declaration of Trust, or these By-Laws.

Vacancies in the Board may be filled by a majority of the remaining Trustees, though less than a quorum, or by a sole remaining Trustee, unless the Board calls a meeting of Shareholders for the purpose of filling such vacancies. In the event that all Trustee offices become vacant, an authorized officer of the Investment Manager shall serve as the sole remaining Trustee effective upon the vacancy in the office of the last Trustee, subject to the provisions of the 1940 Act. In such case, the officer of the Investment Manager, as the sole remaining Trustee, shall, as soon as practicable, fill all of the vacancies on the Board; provided, however, that the percentage of Trustees who are not “interested persons” (as defined in the 1940 Act) of the Trust shall be no less than that permitted by the 1940 Act. Thereupon, the officer of the Investment Manager shall resign as Trustee and a meeting of the Shareholders shall be called, as required by the 1940 Act, for the election of Trustees.

Section 2. Meetings; Place of Meetings and Meetings by Telephone. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the chairman, president or by any other Trustee at the time being in office. Any or all of the Trustees may participate in a meeting by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

All meetings of the Board may be held at any place within or outside the State of Delaware that has been designated from time to time by the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Trust. Subject to any applicable requirements of the 1940 Act, any meeting, regular or special, may be held by conference telephone or other communication equipment, so long as all Trustees participating in the meeting can hear one another, and all such Trustees shall be deemed to be present in person at such meeting for purposes of the Delaware Act and, to the extent permitted, the 1940 Act.

Section 3. Regular Meetings. Regular meetings of the Board shall be held without call at such time as shall from time to time be fixed by the Board. Such regular meetings may be held without notice.

Section 4. Special Meetings. Special meetings of the Board for any purpose or purposes may be called at any time by the chairman of the Board, the president, any vice president, the treasurer, the secretary or by two or more Trustees.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each Trustee or sent by first-class mail or courier, charges prepaid, or by electronic transmission, addressed to each Trustee at that Trustee’s address as it is shown on the records of the Trust. In case the notice is mailed, it shall be deposited in the United States mail at least forty-eight (48) hours before the time of the holding of the meeting. In case the notice is delivered personally, by telephone, by courier, to the company, or by express mail, electronic transmission or similar service, it shall be delivered at least twenty-four (24) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Trustee or to a person at the office of the Trustee who the person giving the notice has reason to believe will promptly communicate it to the Trustee. The notice need not specify the purpose of the meeting or the place if the meeting is to be held at the principal executive office of the Trust.

Section 5. Action Without a Meeting. Unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person, any action to be taken by the Trustees at a meeting may be taken without such meeting by the consent given in writing or by electronic transmission of a majority of the Trustees then in office; provided, that if a provision of the Declaration of Trust requires a different percentage of Trustees to take an action described in such provision, then such action may be taken without a meeting by the written consent of the percentage of Trustees specified in such provision. Any such consent given in writing or by electronic transmission may be executed by manual, facsimile or electronic signature and given by telecopy, electronic transmission or other electronic means. Such consents, whether given in writing or by electronic transmission, shall be filed with the minutes of the proceedings of the Trustees. If any action is so taken by the Trustees by the consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

Section 6. Quorum. A majority of the Trustees then in office shall constitute a quorum for the transaction of business, except to adjourn as provided in Sections 8 and 9 of this Article III. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, subject to the provisions of the Declaration of Trust. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 7. Waiver of Notice. Notice of any meeting need not be given to any Trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Trustee who attends the meeting without protesting before or at its commencement about the lack of notice to that Trustee.

Section 8. Adjournment. A majority of the Trustees present, whether or not constituting a quorum, may adjourn any matter at any meeting to another time and place.

Section 9. Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given to the Trustees who were present at the time of the adjournment. Notice of the time and place of holding an adjourned meeting shall be given in a manner provided in Section 4 of this Article III to each Trustee who was not present at the time of the adjournment.

Section 10. Fees and Compensation of Trustees. Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board. This Section 10 shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

ARTICLE IV

Committees

Section 1. Committees of Trustees. The Board may, by resolution adopted by a majority of the authorized number of Trustees, designate one or more committees as set forth in the Declaration of Trust, to serve at the pleasure of the Board. The Board may designate one or more Trustees or other persons as alternate members of any committee who may replace any absent member at any meeting of the committee. The Trustees shall determine the number of members of each committee and its powers and shall appoint its members and its chair. Each committee member shall serve at the pleasure of the Trustees. Each committee shall maintain records of its meetings and report its actions to the Trustees. The Trustees may rescind any action of any committee, but such rescission shall not have retroactive effect.

Section 2. Meetings and Action of Committees. Meetings and action of any committee shall be governed by and held and taken in accordance with the provisions of the Declaration of Trust and Article III of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of any committee may be determined either by the Board or by the committee. Special meetings of any committee may also be called by resolution of the Board, and notice of special meetings of any committee shall also be given to all alternate members who shall have the right to attend all meetings of the committee. If a quorum is not otherwise present with respect to a Committee, the chairman of the Board of Trustees will be considered a member of the Committee for purposes of determining whether a quorum is present, but will not be considered a member of the Committee for purposes of determining whether any action has been approved by a majority of the members present. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these By-Laws.

ARTICLE V

Officers

Section 1. Officers. The officers of the Trust shall be a president, a secretary, a treasurer and, if required by the 1940 Act, a chief compliance officer. The Trust may also have, at the discretion of the Board, one or more vice chairmen, one or more vice presidents, one or more assistant vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed by the Board. Any officer may be, but need not be, a Trustee or Shareholder.

Section 2. Subordinate Officers. The Board may appoint and may empower the president to appoint such other officers or agents as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board may from time to time determine.

Section 3. Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board at any regular or special meeting of the Board or by written consent, or by an officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by notice, given in writing or by electronic transmission, to the Trust. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in such notice. Unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

Section 4. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office.

Section 5. Chairman of the Board. The chairman of the Board shall, if present, preside at meetings of the Board and the Shareholders and exercise and perform such other powers and duties as may be from time to time assigned to the chairman by the Board or prescribed by these By-Laws. In the absence, resignation, disability or death of the president, the chairman shall exercise all the powers and perform all the duties of the president until his or her return, such disability shall be removed or a new president shall have been elected. Except to the extent the Trustees otherwise determine, if the chairman is absent for a meeting of the Board of Trustees or if there is no chairman, either the chairman of the Contract Review Committee or the chairman of the Audit Committee shall preside, as determined by the Board of Trustees. Except as the Trustees otherwise determine, if the chairman is absent for a meeting of the Shareholders, the president of the Trust or such other officer of the Trust as is designated by the president shall preside. If the Trustees determine to have two or more co-chairmen of the Board, the duties of chairman (including presiding at meetings of the Trustees) shall be shared among the co-chairmen in such manner as the Trustees may from time to time determine.

Section 6. Lead Independent Trustee. If the chairman of the Board is an “interested person” of the Trust, as defined in the 1940 Act, the Trustees who are not such interested persons of the Trust (“Independent Trustees”) may appoint one of their number to be Lead Independent Trustee, who shall have such duties as may be assigned by the Independent Trustees from time to time.

Section 7. President. Subject to such supervisory powers, if any, as may be given by the Board to the chairman of the Board, the president shall be the principal operating and executive officer of the Trust and shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the Trust. In the absence of the chairman of the Board, the president or his designee shall preside at all meetings of the Shareholders and at all meetings of the Board. The Chief Executive Officer of the Trust shall be the President or such other officer as is designated as such by the Trustees and shall, subject to the control of the Trustees, have general charge and supervision of the business of the Trust.

Section 8. Vice Presidents. In the absence or disability of the president and the chairman of the Board, the executive vice presidents or vice presidents, if any, in order of their rank as fixed by the Board or if not ranked, a vice president designated by the Board, shall perform all the duties of the president and when so acting shall have all powers of, and be subject to all the restrictions upon, the president. The executive vice president or vice presidents, whichever the case may be, shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these By-Laws, the president or the chairman of the Board.

Section 9. Secretary. The secretary shall keep or cause to be kept at the principal executive office of the Trust or such other place as the Board may direct a book of minutes of all meetings and actions of Trustees, committees of Trustees and Shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Trustees’ meetings or committee meetings, the number of Shares present or represented at Shareholders’ meetings, and the proceedings.

The secretary shall cause to be kept at the principal executive office of the Trust or at the office of the Trust’s administrator, transfer agent or registrar, as determined by resolution of the Board, a Share register or a duplicate Share register showing the names of all Shareholders and their addresses, the number, Series and Classes of Shares held by each, the number and date of certificates, if any, issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give or cause to be given notice of all meetings of the Shareholders and of the Board required by these By-Laws or by applicable law to be given and shall have such other powers and perform such other duties as may be prescribed by the Board or by these By-Laws.

Section 10. Treasurer. The treasurer shall be the principal financial officer of the Trust and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and Shares. The books of account shall at all reasonable times be open to inspection by any Trustee.

The treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositories as may be designated by the Board. The treasurer shall disburse the funds of the Trust as may be ordered by the Board, shall render to the president and Trustees, whenever they request it, an account of all of the treasurer’s transactions as principal financial officer and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Board or these By-Laws.

Section 11. Chief Legal Officer. The Chief Legal Officer, to the extent the Board may determine that such role shall exist rather than a qualified legal compliance committee, shall serve as Chief Legal Officer for the Trust, solely for purposes of complying with the attorney conduct rules (“Attorney Conduct Rules”) enacted by the Securities Exchange Commission pursuant to Section 307 of the Sarbanes-Oxley Act of 2002 (the “Act”). The Chief Legal Officer shall have the authority to exercise all powers permitted to be exercised by a chief legal officer pursuant to Section 307 of the Act. The Chief Legal Officer, in his sole discretion, may delegate his responsibilities as Chief Legal Officer under the Attorney Conduct Rules to another attorney or firm of attorneys.

Section 12. Chief Compliance Officer. The Chief Compliance Officer shall be responsible for administering the Trust’s policies and procedures approved by the Board under Rule 38a-1 of the 1940 Act. Notwithstanding any other provision of these By-Laws, the designation, removal and compensation of Chief Compliance Officer are subject to Rule 38a-1 under the 1940 Act.

Section 13. Powers. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and set forth in the Declaration of Trust, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Delaware business corporation and such other duties and powers as the Trustees may from time to time designate.

Section 14. Compensation of Officers. Each officer may receive such compensation from the Trust for services and reimbursement for expenses as the Trustees may determine.

ARTICLE VI

General Matters

Section 1. Checks, Drafts, Evidences of Indebtedness. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by the Board or as may be contracted to service providers.

Section 2. Contracts and Instruments; How Executed. The Board, except as otherwise provided in these By-Laws, may authorize any officer or officers or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 3. Certificates For Shares. No certificates for Shares of beneficial interest in the Trust or any Series shall be issued except as the Board may otherwise determine from time to time. Should the Board authorize the issuance of such certificates, a certificate or certificates for Shares of beneficial interest in the Trust or any Series of the Trust may be issued to a Shareholder upon the Shareholder’s request when such Shares are fully paid. All certificates shall be signed in the name of the Trust by the chairman of the Board or the president or vice president and by the treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of Shares and the Series (if any) and Class of Shares owned by the Shareholders. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Trust with the same effect as if such person were an officer, transfer agent or registrar at the date of issue. Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation and transfer of its Shares by electronic or other means. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.

Section 4. Lost Certificates. Except as provided in Section 3 or this Section 4 of this Article VI, no new certificates for Shares shall be issued to replace an old certificate unless the latter is surrendered to the Trust and cancelled at the same time. The Board may, in case any Share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board may require, including a provision for indemnification of the Trust secured by a bond or other adequate security sufficient to protect the Trust against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

Section 5. Issuance of New Certificates to Pledgee. Should the Board authorize the issuance of certificates pursuant to Section 3 of this Article VI, a certificate or certificates for Shares of beneficial interest in the Trust or any Series of the Trust may be issued to a pledgee of shares transferred as collateral security upon the pledgee’s request if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a shareholder and entitled to vote thereon.

Section 6. Representation of Shares of Other Entities Held by Trust. The chairman of the Board, the president or any vice president or any other person authorized by resolution of the Board or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Trust any and all Shares of any corporation, partnership, trust, or other entity, foreign or domestic, standing in the name of the Trust. The authority granted may be exercised in person or by a proxy duly executed by such designated person.

Section 7. Transfer of Shares. Shares of the Trust or any Series of Class of the Trust shall be transferable only on the record books of the Trust by the person in whose name such Shares are registered, or by his or her duly authorized attorney or representative. In all cases of transfer by an attorney-in-fact, the original power of attorney, or an official copy thereof duly certified, shall be deposited and remain with the Trust, its transfer agent or other duly authorized agent. In case of transfers by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be presented to the Trust, transfer agent or other duly authorized agent, and may be required to be deposited and remain with the Trust, its transfer agent or other duly authorized agent. No transfer shall be made unless and until the certificate issued to the transferor, if any, shall be delivered to the Trust, its transfer agent or other duly authorized agent, properly endorsed.

Section 8. Holders of Record. The Trust shall be entitled to treat the holder of record of any Share or Shares of the Trust or any Series or Class of the Trust as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share or Shares on the part of any other person, whether or not the Trust shall have express or other notice thereof.

Section 9. Fiscal Year. The fiscal year of the Trust shall be established, re-established or changed from time to time by resolution of the Board.

Section 10. Electronic Transmissions. Whenever the Declaration of Trust or these By-Laws require delivery of a notice, demand or consent in writing, delivery of such notice or consent, an electronic transmission, as defined in the Delaware Act, is the equivalent of a writing. Whenever the Declaration of Trust or these By-Laws requires or permits a signature, the signature may be a manual, facsimile, or an electronic signature, as defined in the Delaware Act.

ARTICLEVII

Amendments

Section 1. Amendment. These By-Laws may be restated and/or amended at any time, without the approval of the Shareholders, by an instrument in writing signed by, or a resolution of, a majority of the Board.